FINAL. FOR IMMEDIATE RELEASE

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Investors
Mike Weinstein
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Mike.Weinstein@sunpower.com

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Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Fourth Quarter and Fiscal Year 2022 Results

•Achieved record Q4: added nearly 24,000 customers; Revenue of $497 million, 43% growth YoY
•Reported Q4 GAAP Net Income of $8 million and Adjusted EBITDA of $36 million
•Added 83,000 customers and drove Revenue of $1.7 billion in 2022, 53% growth YoY
•Reported 2022 GAAP Net Income of $56 million and Adjusted EBITDA of $95 million
•Entered 2023 with strong balance sheet: $48 million Net Recourse Debt, repaid $425 million Convertible Debt in January
•Secured new panel supply agreements to meet rising demand

RICHMOND, Calif., February 15, 2023 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the fourth quarter, ending January 1, 2023.

“Solar helps customers reduce and stabilize their escalating electricity bills while making a positive impact on the planet. With more consumers transitioning toward full home electrification, and new incentives to support that transition, the solar value proposition is more compelling than it’s ever been,” said Peter Faricy, SunPower CEO. “This is evident in our 2022 results: we beat our topline guidance for customer growth, closing the year with SunPower on more than half a million roofs in the U.S. We enter 2023 with our lowest level of net debt since first issuing convertible debt after the IPO over 15 years ago, diverse new supply agreements, and a clear strategy to remain the industry leader in customer experience.”

BUSINESS HIGHLIGHTS
World-class customer experience
•Highest rated solar company: In the fourth quarter of 2022, SunPower remained the top-rated1 solar company in the U.S. In 2022, the company also improved its overall Net Promoter Score (NPS) related to end-to-end experience in a customer’s first year from 35 to 45, a 29% improvement. These scores reflect the company’s focus on building software that makes it simpler to get solar and resolve issues more seamlessly, including transparent progress reports and self-service options.

Best, most affordable products
•Secured new supply to meet customer demand: In December, SunPower signed a new supply agreement with Maxeon (NASDAQ: MAXN) securing significant additional quantities of Maxeon's premium, high efficiency interdigitated back contact (IBC) solar panels through 2025. Today the company also announced it is sourcing panels from Hanwha Qcells out of its Dalton, Georgia facility.

Growth
•Continued record growth trend: SunPower achieved record customer growth for the third consecutive quarter. It added 23,700 customers in the final quarter of the year, a 39% year-over-year (YoY) increase.

•Growing new homes across the U.S.: In the fourth quarter, SunPower achieved record installations across the new homes business: California, national and multifamily and is preparing to operate successfully under tighter homebuilding market conditions in 2023 and possibly beyond.
1 Based on public solar providers in the U.S. Includes average of BBB, Yelp, ConsumerAffairs, BestCompany, Google, SolarReviews and EnergySage reviews scores as of 12/31/22.

Digital innovation
•Making switching to solar easy: The company enhanced its digital tools to create a better customer experience from the very first step. The mySunPower Installation Tracker now offers customers transparent status tracking on each stage of their home solar installation, prompts users with friendly reminders about upcoming milestones and enables them to easily upload required documentation. Monthly active users of mySunPower Installation Tracker reached 87%, nearly doubling from 45% at the end of 2021.

World-class financial solutions
•Scaling lease business: SunPower’s lease business grew 55% YoY in the fourth quarter, enabling the company to scale full-year 2022 lease and loan net bookings by 81% YoY. SunPower plans to expand its lease offerings in 2023 following the passage of the Inflation Reduction Act and release of U.S. Department of Treasury guidance related to various federal bonus tax credits and has adequate funding capacity to support anticipated lease and PPA growth.

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	4th Quarter 2022	3rd Quarter 2022	4th Quarter 2021	Fiscal Year 2022	Fiscal Year 2021
GAAP revenue from continuing operations	$497.3	$475.7	$347.8	$1,741.1	$1,132.0
GAAP gross margin from continuing operations	21.0%	22.2%	17.3%	20.9%	20.3%
GAAP net income (loss) from continuing operations	$7.6	$139.4	$38.9	$102.4	$6.1
GAAP net income (loss) from continuing operations per diluted share	$0.04	$0.74	$0.22	$0.59	$0.03
Non-GAAP revenue from continuing operations[1]	$492.4	$469.8	$347.5	$1,712.4	$1,121.2
Non-GAAP gross margin from continuing operations[1]	21.3%	22.8%	17.9%	21.8%	21.0%
Non-GAAP net income (loss) from continuing operations[1]	$26.2	$23.6	$4.1	$57.9	$46.8
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.15	$0.13	$0.02	$0.33	$0.27
Adjusted EBITDA[1]	$36.2	$32.6	$7.7	$95.1	$75.3
Residential customers	510,400	486,700	427,300	510,400	427,300
Cash[2]	$377.0	$396.5	$123.7	$377.0	$123.7

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with the guidance in ASC 205-20, Discontinued Operations, beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below

2Includes cash, and cash equivalents, excluding restricted cash

Looking toward 2023
“We will continue to invest in the business in 2023 to ensure SunPower remains at the forefront of home electrification while expanding access to solar so more Americans can realize its benefits,” said Faricy. “Among our many advancements this year, we plan to launch a bi-directional charging product through our collaboration with GM and introduce more of their customers to solar; roll out our work with OhmConnect as well as add more Virtual Power Plant (VPP) offerings that enable customers to save more money while helping improve grid stability; expand our multifamily footprint; make more enhancements to SunVault storage; and elevate the digital experience to make it easier than ever to switch to solar.”

2023 Financial Outlook
SunPower initiated 2023 guidance of $2,450-$2,900 adjusted EBITDA per customer before platform investment and 90,000-110,000 incremental customers, resulting in $125-$155 million Adjusted EBITDA for the year.

Earnings Conference Call Information
SunPower will discuss its fourth quarter 2022 financial results on Wednesday, February 15 at 5 p.m. Eastern Time. The conference call can be accessed live by registering at https://edge.media-server.com/mmc/p/kqr37kfz.

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar technology and energy services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations with respect to our strategic partnerships and initiatives, including our relationship with General Motors, OhmConnect, and Maxeon and other suppliers, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, lease and loan funding capacity, increased installation capacity, and development of new products and services; (d) our expectations regarding projected demand and growth in 2023 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; (f) the availability and sufficiency of the supply of products and raw materials to meet consumer demand; and (g) our guidance for fiscal year 2023, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, as well as platform investments and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the COVID-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2023 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 1, 2023	January 2, 2022
Assets
Current assets:
Cash and cash equivalents	$377,026	$123,735
Restricted cash and cash equivalents, current portion	9,855	691
Short-term investments	132,480	365,880
Accounts receivable, net	174,577	121,268
Contract assets	50,692	25,994
Inventories	316,815	214,432
Advances to suppliers, current portion	9,309	462
Prepaid expenses and other current assets	197,760	100,212
Current assets of discontinued operations	—	120,792
Total current assets	1,268,514	1,073,466

Restricted cash and cash equivalents, net of current portion	15,151	14,887
Property, plant and equipment, net	74,522	33,560
Operating lease right-of-use assets	36,926	31,654
Solar power systems leased, net	41,779	45,502
Goodwill	126,338	126,338
Other intangible assets, net	24,192	24,879
Other long-term assets	192,585	156,994
Long-term assets of discontinued operations	—	47,526
Total assets	$1,780,007	$1,554,806

Liabilities and Equity
Current liabilities:
Accounts payable	$242,229	$138,514
Accrued liabilities	145,229	101,980
Operating lease liabilities, current portion	11,356	10,753
Contract liabilities, current portion	144,209	62,285
Short-term debt	82,404	109,568
Convertible debt, current portion	424,919	—
Current liabilities of discontinued operations	—	86,496
Total current liabilities	1,050,346	509,596

Long-term debt	308	380
Convertible debt, net of current portion	—	423,677
Operating lease liabilities, net of current portion	29,347	28,566
Contract liabilities, net of current portion	11,555	18,705
Other long-term liabilities	112,797	141,197
Long-term liabilities of discontinued operations	—	42,661
Total liabilities	1,204,353	1,164,782

Equity:
Common stock	174	173
Additional paid-in capital	2,855,930	2,714,500
Accumulated deficit	(2,066,175)	(2,122,212)
Accumulated other comprehensive income (loss)	11,568	11,168
Treasury stock, at cost	(226,646)	(215,240)
Total stockholders' equity	574,851	388,389
Noncontrolling interests in subsidiaries	803	1,635
Total equity	575,654	390,024
Total liabilities and equity	$1,780,007	$1,554,806

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
Total revenues	$497,312	$475,711	$347,830	$1,741,072	$1,132,029
Total cost of revenues	392,664	370,264	287,585	1,377,169	902,718
Gross profit	104,648	105,447	60,245	363,903	229,311
Operating expenses:
Research and development	5,560	6,784	4,214	24,759	15,711
Sales, general, and administrative	82,160	87,124	68,717	339,323	204,166
Restructuring charges (credits)	—	111	175	244	4,519
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(294)
(Gain) loss on business divestitures, net	—	—	—	—	(5,290)
Expense (income) from transition services agreement, net	1,356	(1,059)	956	69	(4,255)
Total operating expenses	89,076	92,960	74,062	364,395	214,557
Operating income (loss)	15,572	12,487	(13,817)	(492)	14,754
Other income (expense), net:
Interest income	2,922	144	—	3,200	168
Interest expense	(6,342)	(4,216)	(5,203)	(21,566)	(24,031)
Other, net	(6,755)	135,368	68,871	115,405	22,332
Other (expense) income, net	(10,175)	131,296	63,668	97,039	(1,531)
Income (loss) from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	5,397	143,783	49,851	96,547	13,223
Benefits from (provision for) income taxes	2,856	(3,109)	(10,814)	8,164	(7,267)
Equity in earnings (losses) of unconsolidated investees	365	1,958	—	2,323	—
Net income (loss) from continuing operations	8,618	142,632	39,037	107,034	5,956
(Loss) income from discontinued operations before income taxes	—	—	(18,645)	(47,155)	(46,046)
Benefits from (provision for) income taxes	—	—	602	584	2,048
Net (loss) income from discontinued operations	—	—	(18,043)	(46,571)	(43,998)
Net income (loss)	8,618	142,632	20,994	60,463	(38,042)
Net (income) loss from continuing operations attributable to noncontrolling interests	(1,005)	(3,225)	(176)	(4,676)	145

Net (income) loss from discontinued operations attributable to noncontrolling interests	—	—	(622)	250	539
Net (income) loss attributable to noncontrolling interests	(1,005)	(3,225)	(798)	(4,426)	684
Net income (loss) from continuing operations attributable to stockholders	7,613	139,407	38,861	102,358	6,101
Net (loss) income from discontinued operations attributable to stockholders	—	—	(18,665)	(46,321)	(43,459)
Net income (loss) attributable to stockholders	$7,613	$139,407	$20,196	$56,037	$(37,358)

Net income (loss) per share attributable to stockholders - basic:
Continuing operations	$0.04	$0.80	$0.22	$0.59	$0.03
Discontinued operations	$—	$—	$(0.11)	$(0.27)	$(0.25)
Net income (loss) per share - basic	$0.04	$0.80	$0.11	$0.32	$(0.22)

Net income (loss) per share attributable to stockholders - diluted:
Continuing operations	$0.04	$0.74	$0.22	$0.59	$0.03
Discontinued operations	$—	$—	$(0.11)	$(0.27)	$(0.25)
Net income (loss) per share - diluted	$0.04	$0.74	$0.11	$0.32	$(0.22)

Weighted-average shares:
Basic	174,231	174,118	173,019	173,919	172,436
Diluted	175,518	192,497	192,875	174,603	175,116

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
Cash flows from operating activities:
Net income (loss)	$8,618	$142,632	$20,994	$60,463	$(38,042)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,504	8,048	4,008	34,600	11,506
Stock-based compensation	7,378	6,557	6,126	26,434	25,902
Non-cash interest expense	1,108	997	947	3,664	5,042
Equity in (earnings) losses of unconsolidated investees	(365)	(1,958)	—	(2,323)	—
Loss (gain) on equity investments	6,255	(134,905)	(68,950)	(114,710)	(21,712)
(Gain) loss on sale of investments	—	—	—	—	(1,162)
(Gain) loss on business divestitures, net	—	—	—	—	(224)
Unrealized loss (gain) on derivatives	11	(2,304)	—	(2,293)	—
Dividend from equity method investees	(13)	133	—	120	—
Deferred income taxes	(1,367)	(1,410)	9,797	(13,973)	5,688
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(226)
Other, net	1,081	(821)	439	1,209	(5,670)
Changes in operating assets and liabilities:
Accounts receivable	2,643	(28,315)	(14,099)	(63,611)	(18,549)
Contract assets	(11,943)	(5,007)	6,163	(9,617)	34,850
Inventories	(88,562)	(5,728)	(1,567)	(111,349)	(5,325)
Project assets	—	—	1,581	295	4,398
Prepaid expenses and other assets	9,690	(42,366)	(21,786)	(202,474)	(32,701)
Operating lease right-of-use assets	2,833	2,992	2,548	11,257	11,257
Advances to suppliers	(2,877)	(4,216)	225	(9,165)	(462)
Accounts payable and other accrued liabilities	45,142	31,326	39,976	122,986	(16,269)
Contract liabilities	1,921	32,390	13,736	100,584	10,229
Operating lease liabilities	(2,673)	(3,334)	(2,549)	(13,579)	(13,006)
Net cash (used in) provided by operating activities	(11,616)	(5,289)	(2,411)	(181,482)	(44,476)
Cash flows from investing activities:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
Purchases of property, plant, and equipment	(11,849)	(15,375)	(6,090)	(48,807)	(10,024)
Investments in software development costs	(1,465)	(1,500)	(1,051)	(5,690)	(3,519)
Proceeds from sale of property, plant, and equipment	—	—	—	—	900
Cash paid for solar power systems	—	—	—	—	(635)
Cash received from sale of investments	—	—	—	—	1,200
Proceeds from business divestitures, net of de-consolidated cash	—	—	—	146,303	10,516
Cash paid for acquisitions, net of cash acquired	—	—	(124,200)	—	(124,200)
Cash paid for equity investments under the Dealer Accelerator Program and other	—	(14,500)	—	(30,920)	—
Proceeds from sale of equity investment	—	290,278	—	440,108	177,780
Proceeds from return of capital from equity investments	—	—	—	—	2,276
Cash paid for investments in unconsolidated investees	(2,431)	(2,424)	—	(8,173)	—
Dividend from equity method investees	13	137	—	150	—
Net cash (used in) provided by investing activities	(15,732)	256,616	(131,341)	492,971	54,294
Cash flows from financing activities:
Proceeds from bank loans and other debt	21,482	24,453	28,412	146,211	152,081
Repayment of bank loans and other debt	(15,271)	(68,959)	(24,385)	(182,274)	(180,771)
Repayment of non-recourse residential and commercial financing	—	—	—	—	(9,798)
Distributions to noncontrolling interests attributable to residential projects	(9,201)	—	—	(9,201)	—
Repayment of convertible debt	—	—	—	—	(62,757)
Payments for financing leases	(666)	(617)	—	(1,401)	—
Issuance of common stock to executive	—	—	—	—	2,998
Purchases of stock for tax withholding obligations on vested restricted stock	(943)	(874)	(2,500)	(11,405)	(9,762)
Net cash (used in) provided by financing activities	(4,599)	(45,997)	1,527	(58,070)	(108,009)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	—	—	—

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
Net (decrease) increase in cash, cash equivalents, and restricted cash	(31,947)	205,330	(132,225)	253,419	(98,191)
Cash, cash equivalents, and restricted cash, beginning of period	433,979	228,649	280,838	148,613	246,804
Cash, cash equivalents, and restricted cash, end of period	$402,032	$433,979	$148,613	$402,032	$148,613

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$377,026	$396,510	$127,130	$377,026	$127,130
Restricted cash and cash equivalents, current portion	9,855	13,204	4,157	9,855	4,157
Restricted cash and cash equivalents, net of current portion	15,151	24,265	17,326	15,151	17,326
Total cash, cash equivalents, and restricted cash	$402,032	$433,979	$148,613	$402,032	$148,613

Supplemental disclosure of cash flow information:
Property, plant, and equipment acquisitions funded by liabilities (including financing leases)	$3,298	$4,495	$(1,210)	$12,428	$1,320
Right-of-use assets obtained in exchange for lease obligations	$1,464	$12,479	$3,671	$15,469	$19,628
Working capital adjustment related to C&I Solutions sale	$—	$740	$—	$7,005	$—
Accrued legal expenditures on equity method investment	$130	$5	$—	$298	$—
Accrued debt issuance costs	$(437)	$919	$—	$482	$—
De-consolidation of right-of-use assets and lease obligations	$—	$—	$—	$—	$3,340
Debt repaid in sale of commercial projects	$—	$—	$—	$—	$5,585
Fair value of contingent consideration for business combination	$—	$—	$11,100	$—	$11,100
Cash paid for interest	$741	$9,137	$1,555	$21,064	$25,289
Cash paid for income taxes	$2,250	$2,687	$2,509	$7,437	$22,825

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to results of operations of legacy business exited/to be exited. Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased and tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE, a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Results of operations of businesses exited/to be exited: We exclude the results of operations of our legacy businesses that we have exited, or to be exited, from our Non-GAAP results. These legacy businesses include our light commercial business that we exited starting in the first fiscal quarter of 2022 to reinforce the Company’s strategic direction to focus solely on the residential solar market, Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses. We are not doing new activities for these businesses, and the remaining activities comprise of fulfillment of existing outstanding orders, true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, these are excluded from our non-GAAP results as they are not reflective of our ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of the spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore are not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. These capitalized internal-use software costs are related to the implementation of our new enterprise resource planning ("ERP") system we implemented during fiscal 2022. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Gain/Loss on business divestitures, net: In the second quarter of fiscal 2021, we sold a portion of our residential lease business and certain commercial projects. We recognized a gain and a loss relating to these business divestitures, respectively. We believe that it is appropriate to exclude such gain and loss from the company's non-GAAP financial measures as it is not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members of management as we complete our transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. A majority of the expense incurred in fourth quarter of fiscal 2021 represents cash paid to certain employees of Blue Raven for settlement of their pre-existing share-based payment plan, in excess of the respective fair value. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the Company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity income from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
GAAP revenue	$497,312	$475,711	$347,830	$1,741,072	$1,132,029
Other adjustments:
Results of operations of legacy business to be exited	(4,893)	(5,894)	(318)	(28,669)	(10,824)
Non-GAAP revenue	$492,419	$469,817	$347,512	$1,712,403	$1,121,205

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
GAAP gross profit from continuing operations	$104,648	$105,447	$60,245	$363,903	$229,310
Other adjustments:
Results of operations of legacy business to be exited	(403)	659	1,586	5,344	5,180
(Gain) loss on sale and impairment of residential lease assets	(268)	(276)	(275)	(1,101)	(1,537)
Executive transition costs	(321)	60	—	202	—
Stock-based compensation expense	1,257	1,135	708	4,689	2,549
Transaction-related costs	—	—	—	56	—
Business reorganization costs	—	—	—	11	—
Non-GAAP gross profit	$104,913	$107,025	$62,264	$373,104	$235,502

GAAP gross margin (%)	21.0%	22.2%	17.3%	20.9%	20.3%
Non-GAAP gross margin (%)	21.3%	22.8%	17.9%	21.8%	21.0%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
GAAP net income (loss) from continuing operations attributable to stockholders	$7,613	$139,407	$38,861	$102,358	$6,101
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	6,255	(137,233)	(68,950)	(117,038)	(21,712)
Other adjustments:
Results of operations of legacy business to be exited	708	3,388	2,661	14,532	11,683
(Gain) loss on sale and impairment of residential lease assets	(268)	(276)	(275)	(1,101)	(6,494)
Litigation	1,242	488	(9,311)	5,073	892
Stock-based compensation expense	7,372	6,550	5,217	26,305	22,752
Amortization of intangible assets and software	2,780	2,786	1,579	10,331	1,579
(Gain) loss on business divestitures, net	—	—	—	—	(5,290)
Transaction-related costs	44	144	(22)	1,411	72
Executive transition costs	3,599	1,685	1,254	10,437	2,583
Business reorganization costs	1	5	(129)	4,527	2,771
Restructuring (credits) charges	—	—	190	(453)	802
Acquisition-related costs	114	3,338	18,764	11,570	18,764
Tax effect	(2,858)	3,507	14,257	(9,512)	12,307
Equity (income) loss from unconsolidated investees	(364)	(158)	—	(522)	—
Non-GAAP net income (loss) attributable to stockholders	$26,238	$23,631	$4,096	$57,918	$46,810

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$7,613	$139,407	$38,861	$102,358	$6,101
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	3,026	3,026	—	—
GAAP net income (loss) available to common stockholders[1]	$7,613	$142,433	$41,887	$102,358	$6,101

Non-GAAP net income (loss) available to common stockholders[1]	$26,238	$23,631	$4,096	$57,918	$46,810

Denominator:
GAAP weighted-average shares	174,231	174,118	173,019	173,919	172,436
Effect of dilutive securities:
Restricted stock units	1,287	1,311	2,788	684	2,680
4.00% debentures due 2023	—	17,068	17,068	—	—
GAAP dilutive weighted-average common shares:	175,518	192,497	192,875	174,603	175,116

Non-GAAP weighted-average shares	174,231	174,118	173,019	173,919	172,436
Effect of dilutive securities:
Restricted stock units	1,287	1,311	2,788	684	2,680
Non-GAAP dilutive weighted-average common shares[1]	175,518	175,429	175,807	174,603	175,116

GAAP dilutive net income (loss) per share - continuing operations	$0.04	$0.74	$0.22	$0.59	$0.03
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.15	$0.13	$0.02	$0.33	$0.27

1In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 1, 2023	October 2, 2022	January 2, 2022	January 1, 2023	January 2, 2022
GAAP net income (loss) from continuing operations attributable to stockholders	$7,613	$139,407	$38,861	$102,358	$6,101
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	6,255	(137,233)	(68,950)	(117,038)	(21,712)
Other adjustments:
Results of operations of legacy business to be exited	708	3,388	2,661	14,532	11,683
(Gain) loss on sale and impairment of residential lease assets	(268)	(276)	(275)	(1,101)	(6,494)
Litigation	1,242	488	(9,311)	5,073	892
Stock-based compensation expense	7,372	6,550	5,217	26,305	22,752
Amortization of intangible assets and software	2,780	2,786	1,579	10,331	1,579
(Gain) loss on business divestitures, net	—	—	—	—	(5,290)
Transaction-related costs	44	144	(22)	1,411	72
Executive transition costs	3,599	1,685	1,254	10,437	2,583
Business reorganization costs	1	5	(129)	4,527	2,771
Restructuring charges	—	—	190	(453)	802
Acquisition-related costs	114	3,338	18,764	11,570	18,764
Equity (income) loss from unconsolidated investees	(364)	(158)	—	(522)	—
Cash interest expense, net of interest income	3,480	4,108	5,141	18,295	23,634
(Benefit from) provision for income taxes	(2,883)	3,082	10,242	(8,757)	6,657
Depreciation	6,476	5,257	2,508	18,177	10,500
Adjusted EBITDA	$36,169	$32,571	$7,730	$95,145	$75,294

FY 2023 GUIDANCE

(in thousands)	FY 2023
Residential Customers	90,000 - 110,000
Residential Adjusted EBITDA/Customer[1]	$2,450 - $2,900
Adjusted EBITDA[2]	$125 million - $155 million
Net Income (GAAP)	$52 million - $82 million

1.Excluding Product & Digital operating expenses for Residential only.
2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that increase GAAP net income by approximately $73 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of businesses exited/to be exited, acquisition-related costs, interest expense, depreciation and amortization, income taxes, and other non-recurring adjustments.